Exhibit 99.1

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST ANNOUNCES 2014 FOURTH QUARTER ACTIVITY

New York, NY - January 8, 2015 - Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced the following update on fourth quarter transaction activity, some of which was previously announced.

Highlights

•	Acquired three properties for $70.4 million.

•	Generated gross disposition proceeds of $167.2 million from the sale of four office buildings.

•	Received $32.8 million from maturing loan investment.

•	Retired $59.0 million of debt.

•	Completed 1.9 million square feet of new leases and lease extensions.

Investment Activity

ACQUISITIONS
Tenant/Guarantor	Location	Property Type	Initial Basis ($000)	Initial Annualized Cash Rent ($000)	Initial Cash Yield	Estimated GAAP Yield	Lease Term (Yrs)
ZE-45 Ground Tenant LLC	New York, NY	Land	$30,426	$1,500	4.9%	15.2%	99
HealthSouth Corp.	Vineland, NJ	Rehab Hospital	19,100	1,113	5.8%	5.8%(1)	28
International Automotive Components Group North America	Anniston, AL	Industrial	20,907	1,572	7.5%	8.3%	15
			$70,433	$4,185	5.9%	10.6%

1.	Lease contains annual CPI increases.

ON-GOING BUILD-TO-SUIT PROJECTS
Location	Sq. Ft.	Property Type	Lease Term (Years)	Maximum Commitment/Estimated Completion Cost ($000)	GAAP Investment Balance as of 12/31/2014 ($000)	Estimated Completion Date
Oak Creek, WI	164,000	Industrial	20	$22,609	$11,860	2Q 15
Thomson, GA	208,000	Industrial	15	10,245	3,428	2Q 15
Richmond, VA	330,000	Office	15	110,137	62,225	3Q 15
Lake Jackson, TX	664,000	Office/R&D	20	166,164	28,225	4Q 16
Houston, TX(1)	274,000	Private School	20	86,491	11,795	3Q 16
	1,640,000			$395,646	$117,533

1.	Lexington has a 25% interest as of December 31, 2014. Lexington may provide construction financing up to $56.7 million to the joint venture.

FORWARD COMMITMENTS
Location	Property Type	Estimated Acquisition Cost ($000)	Estimated Completion Date	Estimated Initial Cash Yield	Estimated GAAP Yield	Lease Term (Years)
Auburn Hills, MI	Office	$40,025	1Q 15	7.9%	9.0%	14
Richland, WA	Industrial	$155,000	4Q 15	7.1%	8.6%	20
		$195,025		7.3%	8.7%
Capital Recycling

PROPERTY DISPOSITIONS
Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized NOI ($000)	Month of Disposition
Bank of America, National Association	Brea, CA	Office	$110,000	$8,096	Nov-14
Vacant(1)	Chicago, IL	Office	34,150	—	Nov-14
Canal Insurance Company	Greenville, SC	Office	11,550	991	Dec-14
Vacant(2)	Houston, TX	Office	11,486	—	Dec-14
			$167,186	$9,087

1.	$29.9 million secured debt satisfied at closing.

2.	Purchaser assumed an $11.5 million secured debt.

LOAN INVESTMENTS
Lexington collected $32.8 million in full satisfaction of the Norwalk, Connecticut loan investment.
Balance Sheet
During the fourth quarter of 2014, Lexington satisfied $50.5 million of secured debt, which had a weighted-average interest rate of 5.5%, including the $41.4 million of aggregate secured debt encumbering properties which were disposed.
In December 2014, Lexington converted approximately $8.6 million original principal amount 6.00% Convertible Guaranteed Notes due 2030 for 1,280,439 common shares and a cash payment of $171 thousand plus accrued interest, reducing the outstanding balance of this note issuance to $16.2 million.
During the fourth quarter of 2014, Lexington locked rate on the following secured loans:

Tenant/Guarantor	Location	Property Type	Amount ($000)	Fixed Rate	Term (approx.)
ZE-45 Ground Tenant LLC(1)	New York, NY	Land	$29,193	4.1%	10 years
Federal Express Corporation(2)	Long Island City, NY	Industrial	51,650	3.5%	13 years
			$80,843	3.7%

1.	Loan closed in first quarter of 2015.

2.	No assurances can be given that the loan will be funded on these terms or at all.

Leasing
During the fourth quarter of 2014, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Prior Term	Lease Expiration Date	Sq. Ft.

	Office/Multi-Tenant

1	Little Rock	AR	10/2015	10/2020	36,311
2	Pine Bluff	AR	10/2015	10/2017	27,189
3	Phoenix	AZ	11/2016	11/2021	6,982
3	Total office lease extensions				70,482

	Industrial/Multi-Tenant

1	Moody	AL	12/2017	12/2019	595,346
2	Laurens	SC	01/2017	01/2020	1,164,000
3	Antioch	TN	12/2014	12/2015	60,000
3	Total industrial lease extensions				1,819,346

6	Total lease extensions				1,889,828

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.

2	Palm Beach Gardens	FL		2016-2022	20,067
3	Various			2015-2025	5,067
5	Total new leases				25,134

11	TOTAL NEW AND EXTENDED LEASES				1,914,962

Common Share Dividend/Unit Distribution

During the fourth quarter of 2014, Lexington declared a regular quarterly common share dividend/distribution for the quarter ended December 31, 2014 of $0.17 per common share/unit, which is payable on January 15, 2015 to common shareholders/unitholders of record as of December 31, 2014, and a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred Shares”), which is payable on February 17, 2015 to Series C Preferred Shareholders of record as of January 30, 2015.

Effective January 1, 2015, the conversion rate of the 6.00% Convertible Guaranteed Notes due 2030 increased to 151.5965 common shares per one thousand principal amount of the notes from 149.6190 common shares per one thousand principal amount of the notes. The new conversion price is $6.60 per common share compared to the previous conversion price of $6.68 per common share.

ABOUT LEXINGTON REALTY TRUST
Lexington Realty Trust is a real estate investment trust that owns a diversified portfolio of equity and debt interests in single-tenant commercial properties and land. Lexington seeks to expand its portfolio through acquisitions, sale-leaseback transactions, build-to-suit arrangements and other transactions. A majority of these properties and all land interests are subject to net or similar leases, where the tenant bears all or substantially all of the operating costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington common shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

Contact:
Investor or Media Inquiries, T. Wilson Eglin, CEO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: tweglin@lxp.com
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the successful consummation of any lease, acquisition, build-to-suit, financing or other transaction, (2) the failure to continue to qualify as a real estate investment trust, (3) changes in general business and economic conditions, including the impact of any legislation, (4) competition, (5) increases in real estate construction costs, (6) changes in interest rates, (7) changes in accessibility of debt and equity capital markets, and (8) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held through special purpose entities, which are separate and distinct legal entities, some of which are consolidated for financial statement purposes and/or disregarded for income tax purposes.